                                                                       EXHIBIT 3

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

IN RE:                             Ss.
                                   Ss.
EQUALNET CORPORATION,              Ss.           CASE NO.  98-39561-H5-11
         A DELAWARE CORPORATION    Ss.               (JUDGE BROWN)
                                   Ss.                (CHAPTER 11)
                                   Ss.
         DEBTOR.                   Ss.

                    ORDER APPROVING SECOND PLAN MODIFICATION

         Came on for consideration EqualNet Corporation, Debtor's Expedited Motion to Approve Post-Confirmation and Pre-Consummation Modification to the Second Amended Joint Plan of Reorganization, as Modified ("the Plan") that was confirmed by this Court under Order entered April 28, 1999. Upon reviewing the Expedited Motion and comments of counsel on the relief requested, the Court concludes that the relief requested is reasonable and should be approved. The Court also having concluded that notice and the hearing on the Plan modification is reasonable under the circumstances, it is accordingly

         ORDERED, ADJUDGED AND DECREED THAT:

         Article 25.1 of the Plan and Paragraph 12 of the Order Confirming Second Amended Joint Plan of Reorganization, as Modified ("the Confirmation Order") are hereby modified pursuant to the Second Modification to the Plan that is attached to this modification and incorporated herein by reference for all purposes;

         Paragraph 31 of the Confirmation Order is hereby modified to provide as follows:

         Effect of Plan Funding on Confirmation Order. In accordance with the Second Modification to the Second Amended Joint Plan of Reorganization attached to this Order, the Plan is confirmed subject to Plan funding. If Plan funding does not timely occur pursuant to the Second Modification, then this Order shall be rendered unenforceable without further order of this Court and this Order shall be vacated by this Court.

         Debtor shall give creditors and parties-in-interest on the Master Service List in this case notice of this Order, and any creditor or party-in-interest may file an objection with the Court and serve a copy of same on counsel for the Debtor and the Committee within ten (10) days after this Order is entered.


MAY 6, 1999                            /s/
--------------------------           -------------------------------------
DATE                                 THE HONORABLE KAREN K. BROWN,
                                     UNITED STATES BANKRUPTCY JUDGE

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

IN RE:                               Ss.
                                     Ss.
EQUALNET CORPORATION,                Ss.       CASE NO.  98-39561-H5-11
         A DELAWARE CORPORATION      Ss.          (JUDGE BROWN)
                                     Ss.          (CHAPTER 11)
                                     Ss.
         DEBTOR.                     Ss.

                             SECOND MODIFICATION TO
            SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED OF EQUALNET CORPORATION AND EQUALNET COMMUNICATIONS CORP.

TO THE HONORABLE KAREN K. BROWN,
UNITED STATES BANKRUPTCY JUDGE:

         EqualNet Corporation, Debtor ("EqualNet") and Equalnet Communications Corp. ("ECC") modify their Second Amended Joint Plan of Reorganization ("the Plan") in the following respects.

1. Article 25.1 of the Plan is hereby modified pursuant to the Amended Escrow Agreement that is attached to this modification and incorporated herein for all purposes.

         DATED: MAY 6, 1999
                                     Respectfully submitted,

                                     KIRKENDALL & ISGUR, LLP


                                  By: /s/
                                     ------------------------------------------
                                     Thomas Kirkendall
                                     State Bar No. 11517300
                                     Joseph Epstein
                                     State Bar No. 06639320
                                     700 Louisiana, Suite 4200
                                     Houston, Texas 77002
                                     (713) 225-4646
                                     (713) 230-0016 (facsimile)

                                     ATTORNEYS FOR EQUALNET CORPORATION, DEBTOR



                                     EQUALNET COMMUNICATIONS CORP.


SECOND MODIFICATION OF JOINT SECOND AMENDED PLAN OF REORGANIZATION
MAY 6, 1999
PAGE 3

                               By:   /s/
                                 ------------------------------------------
                                  Mitchell Bodian, Chief Executive Officer
                                  1250 Wood Branch Park Drive
                                  Houston, Texas  77079
                                  (281) 529-4600
                                  (281) 529-4650 (fax)

APPROVED:

SMITH, GAMBRELL & RUSSELL, LLP


  /s/
--------------------------------
Darryl S. Laddin
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia  30309-3592
(404) 815-3798
(404) 685-7098 (fax)

ATTORNEYS FOR THE UNSECURED CREDITORS' COMMITTEE OF EQUALNET CORPORATION








SECOND MODIFICATION OF JOINT SECOND AMENDED PLAN OF REORGANIZATION
MAY 6, 1999
PAGE 4

                          EQUALNET COMMUNICATIONS CORP.
                           1250 WOOD BRANCH PARK DRIVE
                              HOUSTON, TEXAS 77079
                                 (281) 529-4600
                              (281) 529-4650 (FAX)

                                   May 6, 1999

Mr. Darryl Laddin
Smith, Gambrell & Russell, LLP
Counsel to the Unsecured Creditors' Committee of EqualNet Corporation
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia  30309-3592

         Re: Amended Escrow Agreement regarding additional deposit of $185,000 in connection with confirmation of EqualNet Corporation and Equalnet Communications Corp.'s Second Amended Plan of Reorganization ("the Plan")

Dear Mr. Laddin:

         This confirms the agreement between the Unsecured Creditors' Committee of EqualNet Corporation ("the Committee"), Kirkendall & Isgur, LLP, Escrow Agent ("Escrow Agent"), and Equalnet Communications Corp. ("ECC") regarding ECC's deposit of an additional $185,000 with the Escrow Agent pending confirmation and consummation of the Plan.

         ECC has already deposited on April 26, 1999 $150,000 in the Escrow Agent's trust account as consideration for the Committee's agreement to a modification of the condition in Article 25.1 of the Plan that ECC deposit the ECC Cash Payment, the New Capital, and the professional fees and expenses (collectively "the Plan funding") with the Escrow Agent prior to the Court's entry of the Confirmation Order. As a result of that deposit, the Bankruptcy Court modified Article 25.1 of the Plan in the Confirmation Order to provide that the Plan funding shall be delivered on or before 5:00 p.m., Central Time, ten days after the Bankruptcy Court enters the Confirmation Order, which date would be May 8, 1999.

         ECC will deposit by 5:00 p.m. on May 7, 1999 an additional $185,000 in the Escrow Agent's trust account as consideration for the Committee's agreement to a second modification of the condition in Article 25.1 of the Plan that ECC deposit the ECC Cash Payment, the New Capital, and the professional fees and expenses (collectively "the Plan funding") with the Escrow Agent as of May 8, 1999. As a result of this additional deposit, the Bankruptcy Court modified
Article 25.1 of the Plan and the Confirmation Order to provide that the Plan funding shall be delivered on or before 5:00 p.m., Central Time, on Friday, May 21, 1999.

AMENDED ESCROW AGREEMENT
MAY 6, 1999
PAGE 6

         If the Plan funding is timely delivered, then the $335,000 deposited with the Escrow Agent may be used as a portion of the Plan funding. If the Plan funding is not timely delivered (except for the exception set forth below), then the $335,000 (or such lesser amount if the Court directs a distribution pursuant to the following sentence) shall be delivered to the trust account of counsel for the Committee pending further Bankruptcy Court Order, and no claim to such funds shall be made by ECC, the Debtor, or any current or former insider, employee, or affiliate of ECC or the Debtor. The Bankruptcy Court may direct the Escrow Agent to use a portion of the $335,000 to pay interim allowances of compensation to professionals of the Committee in this case.

         If Plan funding is not delivered timely because the Confirmation Order or consummation of the Plan is stayed by an Order of the Bankruptcy Court or appellate court, then the Escrow Agent shall promptly deliver the funds in the Escrow Account to ECC.

         ECC represents and warrants to the Committee that, to the best of its knowledge, ECC is not aware of any additional facts or circumstances that would result in the delisting of its stock prior to Plan funding, except for the facts and circumstances previously disclosed to the Nasdaq Exchange in written or oral communications.

         Between the date of this agreement and the date of Plan funding, ECC shall promptly advise counsel for the Committee on a confidential basis of the substance and nature of any communication between ECC and the Nasdaq Exchange regarding any issues pertaining to delisting.

         To the extent that this amended letter agreement conflicts with the terms of the prior letter agreement dated April 26, 1999, the terms of this amended letter shall control. This amended letter agreement is the entire agreement of the parties and shall not be modified except in writing. This agreement shall be interpreted in accordance with Texas law, and the Bankruptcy Court shall resolve any dispute that may arise in regard to this agreement.

                                     Very truly yours,

                                     EQUALNET COMMUNICATIONS CORP.


                                 By: /s/
                                   ------------------------------------------
                                     Mitchell Bodian, Chief Executive Officer

AMENDED ESCROW AGREEMENT
MAY 6, 1999
PAGE 7

APPROVED:

UNSECURED CREDITORS' COMMITTEE OF EQUALNET CORPORATION


By:   /s/
   --------------------------------------------------
         Smith, Gambrell & Russell, LLP., its counsel


ESCROW AGENT


By:       /s/
   ---------------------------------------------------
         Kirkendall & Isgur, LLP